UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2008

Nara Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4170121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3731 Wilshire Boulevard, Suite 1000, Los Angeles, CA	90010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (213) 639-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 21, 2008, as part of the Capital Purchase Program (the “CPP”) of the United States Department of the Treasury (the “UST”), Nara Bancorp, Inc. (the “Company”) entered into a Letter Agreement, incorporating an attached Securities Purchase Agreement – Standard Terms (collectively, the “Securities Purchase Agreement”) with the UST.

Under the Securities Purchase Agreement, the Company agreed to sell 67,000 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Senior Preferred Stock”), having a liquidation preference of $1,000 per share, for a total price of $67,000,000. The Senior Preferred Stock will pay cumulative dividends at the rate of 5% per year for the first five years and 9% per year thereafter. The shares are callable by the Company at par after three years if the repurchase is made with proceeds of a new offering or placement of common equity or of certain preferred stock treated as Tier 1 capital under applicable Federal banking regulations. The Senior Preferred Stock will be non-voting except for class voting rights on matters that would adversely affect the rights of the holders of the Senior Preferred Stock. The Securities Purchase Agreement is attached thereto is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

In conjunction with the purchase of the Company’s Senior Preferred Stock, the UST received a warrant (the “Warrant”) to purchase 1,042,531 shares of Company common stock (the “Warrant Shares”) at $9.64 per share, which would represent an aggregate common stock investment in the Company on exercise of the Warrant in full equal to 15 percent of the Senior Preferred Stock investment. The term of the Warrant is ten years. The per share exercise price and the number of shares issuable on exercise of the Warrant is subject to adjustment pursuant to customary anti-dilution provisions in certain events, such as stock splits, certain distributions of securities or other assets to holders of the Company’s common stock, and upon certain issuances of the Company’s common stock at or below specified prices relative to the initial per share exercise price of the Warrant. The number of shares issuable on exercise of the Warrant is also subject to reduction in certain limited events.

Both the Senior Preferred Stock and Warrant will be accounted for as components of Tier 1 capital.

The Senior Preferred Stock and the Warrant were issued in a private placement exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of that Act. The Company has agreed to register resales of the Senior Preferred Stock and the Warrant, and issuances and resales of the Warrant Shares, as soon as practicable after the date of the issuance of the Senior Preferred Stock and the Warrant.

Item 3.02	Unregistered Sales of Equity Securities.

The information concerning the issuance and sale of Senior Preferred Stock and the Warrant set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Securityholders.

Prior to November 21, 2011, unless the Company has redeemed the Series A Preferred Stock or the UST has transferred the Series A Preferred Stock to a third party, the consent of the UST will be required for the Company to (1) declare or pay any dividend or make any distribution on its common stock (other than regular quarterly cash dividends of not more than $0.0275 per share of common stock) or (2) redeem, purchase or acquire any shares of its common stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Securities Purchase Agreement.

In addition, under the Certificate of Designations described in Item 4.1, our ability to declare or pay dividends or repurchase our common stock or other equity or capital securities will be subject to restrictions in the event that we fail to declare and pay (or set aside for payment) full dividends on the Series A Preferred Stock.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

The Securities Purchase Agreement also requires the Company to have taken all necessary action to ensure that its compensation, bonus, incentive and other benefit plans, arrangements and agreements (including golden parachute, severance and employment agreements) with respect to its Senior Executive Officers (as defined in EESA) comply in all material respects with Section 111(b) of EESA and that it not adopt any new benefit plan with respect to the Company’s Senior Executive Officers that does not comply with these regulations. The Human Resources and Compensation Committee of the Company’s Board of Directors has taken action to amend all outstanding company benefit plans or compensation arrangements to provide that all payments under such benefit or compensation arrangements shall comply with Section 111(b). Additionally, the Company’s Senior Executive officers have consented to the amendment of such benefit plans or compensation arrangements as it relates to them and formally waived any claims they may otherwise have against the Company or the UST relating to these benefit plans and compensation arrangements.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 20, 2008 the Company filed a Certificate of Designations with the Delaware Secretary of State for the purpose of amending its Certificate of Incorporation to establish the designation, rights, preferences, limitations and privileges of the Senior Preferred Stock. The Certificate of Designations is attached as Exhibit 3.3 hereto and is incorporated herein by reference.

Item 8.01	Other Events.

On November 21, 2008, the Company issued a press release announcing the consummation of the transactions described above under “Item 1.01. Entry into a Material Definitive Agreement.” A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

4.1	Certificate of Designations for Fixed Rate Cumulative Perpetual Preferred Stock, Series A

4.2	Form of Series A Preferred Stock Certificate

4.3	Warrant to Purchase Common Stock

10.1	Letter Agreement, dated November 21, 2008, between the Company and the United States Treasury, which includes the Securities Purchase Agreement—Standard Terms attached thereto, with respect to the issuance and sale of the Senior Preferred Stock and the Warrant

99.1	Press release dated November 21, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nara Bancorp, Inc.

Date: November 26, 2008	/S/ Alvin D. Kang
Alvin D. Kang
Executive Vice President and
Chief Financial Officer

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